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                                                                       EXHIBIT 5

                    [McCausland, Keen & Buckman Letterhead]



                                    April 21, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Airgas, Inc.
     SEC File No. 333-23651
     ----------------------

Ladies and Gentlemen:

     We have acted as counsel to Airgas, Inc. (the "Company"), a Delaware corporation, in connection with the preparation and filing of a registration statement on Form S-4, which was filed with the Securities and Exchange Commission on March 20, 1997 and amended on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     The Registration Statement relates to the issuance of up to 2,411,766 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), in connection with the proposed merger of Carbonic Industries Corporation into a wholly-owned subsidiary of the Company, with the Company's subsidiary surviving the merger.

     We have examined the Registration Statement, including the exhibits thereto, the Company's Amended and Restated Certificate of Incorporation, the Company's By-Laws, as amended, the minutes of actions taken by the Board of Directors of the Company and such other instruments as we deemed necessary for the opinions rendered herein. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.
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Securities and Exchange Commission
April__, 1997
Page Two
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     Based upon the foregoing, we are of the opinion that the Shares, when issued in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the form of opinion set forth in Exhibit B to the Merger Agreement filed as Appendix A to the Proxy Statement/Prospectus, which forms a part of this Registration Statement. We also consent to the reference to this firm under the headings "Legal Opinions" and "The Merger -- Certain Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                       Sincerely,

                                       McCAUSLAND, KEEN & BUCKMAN


                                       By: /s/NANCY D. WEISBERG
                                       -----------------------------------------
                                                       Vice President